Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO H. Andrew DeFerrari, Senior Vice President and CFO (561) 627-7171

Palm Beach Gardens, Florida	May 19, 2009
DYCOM ANNOUNCES FISCAL 2009 THIRD QUARTER RESULTS
Palm Beach Gardens, Florida, May 19, 2009—Dycom Industries, Inc. (NYSE: DY) announced today its results for the third quarter ended April 25, 2009. The Company reported:
•	contract revenues from continuing operations of $257.7 million for the quarter ended April 25, 2009, compared to $293.4 million for the quarter ended April 26, 2008, a decrease of 12.2%;

•	income from continuing operations on a GAAP basis of $7.6 million, or $0.19 per common share diluted, for the quarter ended April 25, 2009, compared to $7.7 million, or $0.19 per common share diluted, for the quarter ended April 26, 2008; and

•	income from continuing operations on a non-GAAP basis of $5.0 million, or $0.13 per common share diluted, for the quarter ended April 25, 2009, compared to $5.5 million, or $0.14 per common share diluted, for the quarter ended April 26, 2008.
Non-GAAP income from continuing operations for the quarter ended April 25, 2009 excludes a pre-tax gain of $1.7 million related to the buyback of $10.0 million principal amount of the Company’s senior subordinated notes due 2015, and a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax liabilities no longer required. For the quarter ended April 26, 2008, non-GAAP income from continuing operations excludes a reduction of $1.7 million in cost of earned revenues related to the reversal of pre-acquisition payroll related accruals, and a reduction of interest and income tax expenses of $0.3 million and $0.9 million, respectively, related to the reversal of certain income tax liabilities no longer required. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company also reported:
•	contract revenues from continuing operations of $837.2 million for the nine months ended April 25, 2009 compared to $907.9 million for the nine months ended April 26, 2008, a decrease of 7.8%;

•	loss from continuing operations on a GAAP basis of ($59.8) million, or ($1.52) per common share diluted, for the nine months ended April 25, 2009, compared to income from continuing operations of $19.8 million, or $0.48 per common share diluted, for the nine months ended April 26, 2008; and

•	income from continuing operations on a non-GAAP basis of $14.2 million, or $0.36 per common share diluted, for the nine months ended April 25, 2009, compared to $22.3 million, or $0.54 per common share diluted, for the nine months ended April 26, 2008.
Non-GAAP income from continuing operations for the nine months ended April 25, 2009 excludes a pre-tax gain of approximately $3.0 million related to the buyback of $14.65 million principal amount of the Company’s senior subordinated notes due 2015, a goodwill impairment charge of $94.4 million, the write-off of $0.6 million of deferred financing costs in connection with the replacement of the Company’s credit facility, and a reduction of interest and income tax expenses of $0.3 million and $1.4 million, respectively, related to the reversal of certain income tax liabilities no longer required. For the nine months ended April 26, 2008, non-GAAP income from continuing operations excludes a $7.6 million charge in cost of earned revenues related to a wage and hour class action settlement with respect to three of the Company’s subsidiaries, a reduction of $1.7 million in cost of earned revenues related to the reversal of pre-acquisition payroll related accruals, and a reduction of interest and income tax expenses of $0.3 million and $0.9 million, respectively, related to the reversal of certain income tax liabilities no longer required. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
A Tele-Conference call to review the Company’s results will be hosted at 9:00 a.m. (ET), Wednesday, May 20, 2009; Call 800-230-1074 (United States) or 612-288-0337 (International) and request “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details.” If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will be available at http://www.dycomind.com until Friday, June 19, 2009.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2009 third quarter and nine-month results are preliminary and are unaudited. This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
April 25, 2009 and July 26, 2008
Unaudited

	April 25,	July 26,
	2009	2008
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$78,762	$22,068
Accounts receivable, net	108,239	146,420
Costs and estimated earnings in excess of billings	63,853	94,270
Deferred tax assets, net	15,695	19,347
Income taxes receivable	11,557	6,014
Inventories	9,153	8,994
Other current assets	10,018	7,301
Current assets of discontinued operations	164	667

Total current assets	297,441	305,081

Property and equipment, net	148,186	170,479
Goodwill	157,851	252,374
Intangible assets, net	57,695	62,860
Other	10,711	10,478

Total	$671,884	$801,272

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$24,542	$29,835
Current portion of debt	1,394	2,306
Billings in excess of costs and estimated earnings	512	483
Accrued insurance claims	28,743	29,834
Other accrued liabilities	41,360	66,275
Current liabilities of discontinued operations	537	2,731

Total current liabilities	97,088	131,464

Long-term debt	135,487	151,049
Accrued insurance claims	30,463	37,175
Deferred tax liabilities, net non-current	21,595	31,750
Other liabilities	4,106	5,314
Non-current liabilities of discontinued operations	388	427

Stockholders’ Equity	382,757	444,093

Total	$671,884	$801,272

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 25,	April 26,	April 25,	April 26,
	2009	2008	2009	2008
	($ in 000’s, except per share amounts)

Contract revenues	$257,719	$293,440	$837,209	$907,869

Cost of earned revenues, excluding depreciation and amortization	206,733	239,598	681,239	748,816
General and administrative expenses (1)	24,276	24,969	73,350	72,892
Depreciation and amortization	16,163	17,301	49,592	50,258
Goodwill impairment charge	—	—	94,429	—

Total	247,172	281,868	898,610	871,966

Interest income	60	238	234	619
Interest expense	(3,162)	(3,110)	(11,313)	(10,231)
Other income, net	3,566	2,670	5,799	5,040

Income (loss) from continuing operations before income taxes	11,011	11,370	(66,681)	31,331

Provision (benefit) for income taxes	3,442	3,677	(6,882)	11,515

Income (loss) from continuing operations	7,569	7,693	(59,799)	19,816

Income (loss) from discontinued operations, net of tax	28	(807)	(9)	(1,228)

Net income (loss)	$7,597	$6,886	$(59,808)	$18,588

Earnings (loss) per common share — Basic:

Income (loss) from continuing operations	$0.19	$0.19	$(1.52)	$0.49
Income (loss) from discontinued operations	—	(0.02)	—	(0.03)

Net income (loss)	$0.19	$0.17	$(1.52)	$0.46

Earnings (loss) per common share — Diluted:

Income (loss) from continuing operations	$0.19	$0.19	$(1.52)	$0.48
Income (loss) from discontinued operations	—	(0.02)	—	(0.03)

Net income (loss)	$0.19	$0.17	$(1.52)	$0.45

Shares used in computing earnings (loss) per common share:
Basic	39,330,308	40,436,212	39,343,834	40,651,236

Diluted	39,346,102	40,486,765	39,343,834	40,865,349

(1)	Includes stock-based compensation expense of $0.9 million and $2.8 million for the three and nine months ended April 25, 2009, respectively, and $1.4 million and $4.6 million for the three and nine months ended April 26, 2008, respectively.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	April 25,	April 26,	April 25,	April 26,
	2009	2008	2009	2008
	($ in 000’s, except per share amounts)
Reconciling Items (a):
Items decreasing Income (loss) from continuing operations:
Goodwill impairment charge	$—	$—	$(94,429)	$—
Charge for wage and hour class action settlement	$—	$—	$—	$(7,591)
Write-off of deferred financing costs	$—	$—	$(551)	$—

Items increasing Income (loss) from continuing operations:
Gain on debt extinguishment, net	$1,727	$—	$3,027	$—
Reversal of interest expense on certain income tax liabilities	$268	$339	$268	$339
Reversal of certain income tax liabilities	$1,358	$858	$1,358	$858
Reversal of pre-acquisition payroll related accruals	$—	$1,680	$—	$1,680
(a) Reconciling Items reported above are on a pre-tax basis, except for “Reversal of certain income tax liabilities.”

GAAP income (loss) from continuing operations	$7,569	$7,693	$(59,799)	$19,816
Adjustment for Reconciling Items above, net of tax	(2,560)	(2,144)	74,019	2,451

Non-GAAP income from continuing operations	$5,009	$5,549	$14,220	$22,267

Earnings (loss) per common share from continuing operations:

Basic earnings (loss) per common share from continuing operations — GAAP	$0.19	$0.19	$(1.52)	$0.49
Adjustment for Reconciling Items above, net of tax	(0.07)	(0.05)	1.88	0.06

Basic earnings per common share from continuing operations — Non-GAAP	$0.13	$0.14	$0.36	$0.55

Diluted earnings (loss) per common share from continuing operations — GAAP	$0.19	$0.19	$(1.52)	$0.48
Adjustment for Reconciling Items above, net of tax	(0.07)	(0.05)	1.88	0.06

Diluted earnings per common share from continuing operations- Non-GAAP	$0.13	$0.14	$0.36	$0.54

Shares used in computing GAAP earnings (loss) per common share from continuing operations and adjustment for Reconciling Items above:

Basic	39,330,308	40,436,212	39,343,834	40,651,236

Diluted	39,346,102	40,486,765	39,343,834	40,865,349

Shares used in computing Non-GAAP earnings per common share from continuing operations:

Basic	39,330,308	40,436,212	39,343,834	40,651,236

Diluted	39,346,102	40,486,765	39,393,923	40,901,585

Earnings per share amounts may not add due to rounding.